UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

MiNK Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40908	82-2142067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

149 Fifth Avenue, Suite 500 New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212 994-8250

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	INKT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2025, MiNK Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc., as sales agent (the “Sales Agent”) to sell shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), from time to time through the Sales Agent, having a maximum aggregate offering price of $50,000,000. The issuances and sales under the Sales Agreement are pursuant to the Company’s registration statement on Form S-3 (File No. 333-268143) (the “Registration Statement”) filed with the Securities and Exchange Commission on November 3, 2022, the base prospectus included in the Registration Statement, dated November 8, 2022, and a prospectus supplement, dated July 15, 2025.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The legal opinion of Latham & Watkins LLP relating to the shares of Common Stock being sold pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement, dated as of July 15, 2025, between MiNK Therapeutics, Inc. and B. Riley Securities, Inc.

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINK THERAPEUTICS, INC.

Date: July 15, 2025	By:	/s/ Jennifer S. Buell, Ph.D.
Name: Jennifer S. Buell, Ph.D. Title: President and CEO